UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

SCHEDULE 14A

–––––––––––––––––––––

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

POLISHED.COM INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

POLISHED.COM INC.

1870 BATH AVENUE, BROOKLYN, NY 11214

MESSAGE FROM THE BOARD OF DIRECTORS

Dear Stockholders of Polished.com Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Polished.com Inc., a Delaware corporation (the “Company”), which is scheduled to be held on Thursday, October 19, 2023 at 11:00 a.m. Eastern Time. The Special Meeting will be a virtual stockholder meeting, conducted via live webcast, through which you can submit questions and vote online. The Special Meeting can be accessed by visiting: www.virtualshareholdermeeting.com/POL2023SM. Stockholders of record of the Company at the close of business on September 19, 2023 are entitled to notice of, and to vote at, the Special Meeting. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement. The Proxy Statement was first sent or given to our stockholders on or about September 28, 2023. You should also have received a Proxy Card or Voting Instruction Form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors (the “Board”).

After reading the Notice of Special Meeting of Stockholders and the Proxy Statement, please mark your votes on the accompanying Proxy Card or Voting Instruction Form, sign it and promptly return it in the accompanying postage-paid envelope. You may also vote by Internet or telephone as instructed in the proxy statement or on the Proxy Card or Voting Instruction Form. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Special Meeting.

It is very important that your shares be represented and voted at the Special Meeting. Whether or not you plan to attend, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing the Proxy Card or Voting Instruction Form. Returning the proxy or voting by Internet or telephone does not deprive you of your right to virtually attend the Special Meeting and to vote your shares.

We look forward to seeing you at the Special Meeting. Your vote and participation, no matter how many or how few shares you own, are very important to us. Your cooperation is greatly appreciated.

By Order of the Board of Directors,
/s/ Robert D. Barry
Brooklyn, NY	Robert D. Barry
September 28, 2023	Interim Chief Financial Officer and Secretary

The attached Notice of Special Meeting of Stockholders and Proxy Statement are first being made available to stockholders of record beginning on September 28, 2023. If you have any questions or require assistance in authorizing a proxy or voting your shares of common stock, please contact the Company’s proxy solicitor at the contact listed below:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-476-7982
Banks and Brokers Call Collect: 1-646-693-7021
Email: contactus@kingsdaleadvisors.com

POLISHED.COM INC.

1870 BATH AVENUE, BROOKLYN, NY 11214

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 19, 2023 AT 11:00 A.M. EASTERN TIME

To the Stockholders of Polished.com Inc.–

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Polished.com Inc., a Delaware corporation (the “Company”), will be held on Thursday, October 19, 2023 at 11:00 a.m. Eastern Time. The Special Meeting will be a virtual stockholder meeting, conducted via live webcast, through which you can submit questions and vote online. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/POL2023SM. The purpose of the Special Meeting will be the following:

1.      To approve an amendment of the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at an exchange ratio between 1 for 25 and 1 for 75, as determined by the Company’s Board of Directors (the “Reverse Split Proposal”); and

2.      To approve an adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the Reverse Split Proposal in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the Proxy Statement. Only holders of record of our common stock at the close of business on September 19, 2023 can vote at the Special Meeting or any adjournments or postponements that take place. All stockholders are cordially invited to virtually attend the Special Meeting.

Our Board recommends that you vote “FOR” the amendment to our Certificate of Incorporation to effect a reverse stock split as described in Proposal 1 and “FOR” the adjournment of the Special Meeting as described in Proposal 2, on the enclosed Proxy Card or Voting Instruction Form.

Whether or not you expect to virtually attend the Special Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet site described in the Proxy Card or Voting Instruction Form provided to you, (ii) calling the toll-free number in the Proxy Card or Voting Instruction Form provided to you, or (iii) signing, dating and returning the Proxy Card or Voting Instruction Form provided to you. You are urged to complete and submit the enclosed Proxy Card or Voting Instruction Form, even if your shares were sold after such date.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), then you will receive a Voting Instruction Form from the holder of record. You must provide voting instructions by filling out the Voting Instruction Form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares on the enclosed Proxy Card or Voting Instruction Form. The Proxy is revocable and will not affect your right to vote if you attend the Special Meeting.

Anyone acting as proxy agent for a stockholder must present a Proxy Card that has been properly executed by the stockholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Company’s Bylaws, as amended.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE PROXY CARD OR VOTING INSTRUCTION FORM. PLEASE NOTE THAT EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM PRIOR TO THE SPECIAL MEETING TO ENSURE THAT YOUR SHARES

WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE SPECIAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR NOMINEE, YOU STILL MAY ATTEND THE SPECIAL MEETING AND VOTE YOUR SHARES IN PERSON.

Regardless of the number of shares of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read our proxy materials and submit your Proxy Card or Voting Instruction Form as soon as possible over the Internet, by telephone or mobile device or by phone.

By Order of the Board of Directors,
/s/ Robert D. Barry
Brooklyn, NY	Robert D. Barry
September 28, 2023	Interim Chief Financial Officer and Secretary

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Special Meeting. We urge you to read the accompanying Proxy Statement, including the appendices, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Special Meeting, would like additional copies of the Proxy Statement or need help submitting a Proxy for your shares, please contact the Company’s proxy solicitor at the contact listed below:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-476-7982
Banks and Brokers Call Collect: 1-646-693-7021
Email: contactus@kingsdaleadvisors.com

Page
INFORMATION ABOUT THE PROXY PROCESS AND VOTING	2
PROPOSAL 1 — REVERSE SPLIT PROPOSAL	7
Overview	7
Reasons for Effecting the Reverse Split	7
Certain Risks Associated with the Reverse Split	8
Criteria to be Used for Determining the Reverse Split Ratio to Implement	8
Effects of Reverse Split	9
Effective Date	10
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)	10
Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)	10
Accounting Consequences	10
Potential Anti-Takeover Effect	11
No Appraisal Rights	11
Material U.S. Federal Income Tax Considerations of the Reverse Split	11
Reservation of Right to Abandon Reverse Split	12
Vote Required; Board Recommendation	13
PROPOSAL 2 — ADJOURNMENT PROPOSAL	14
Overview	14
Vote Required; Board Recommendation	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
Common Stock Ownership	15
ADDITIONAL INFORMATION	17
Deadlines for Receipt of Nominations and Stockholder Proposals	17
Householding of Proxy Materials	17
Other Matters	17
Annual Reports	18
ANNEX A — FORM OF CERTIFICATE OF AMENDMENT	A-1

i

POLISHED.COM INC.

1870 BATH AVENUE, BROOKLYN, NY 11214

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 19, 2023 AT 11:00 A.M. EASTERN TIME

We have provided this Proxy Statement and accompanying Proxy Card in connection with the solicitation by the Board of Directors (the “Board”) of Polished.com Inc., a Delaware corporation, of proxies to be voted at a special meeting of stockholders (the “Special Meeting”) to be held on Thursday, October 19, 2023, at 11:00 a.m. Eastern Time virtually, and any adjournment or postponement thereof. The Special Meeting will be held virtually, conducted via live webcast, at www.virtualshareholdermeeting.com/POL2023SM.

As used in this Proxy Statement, the terms the “Company”, “we”, “us” and “our” refer to Polished.com Inc. and, unless the context clearly requires otherwise, its consolidated subsidiaries.

This Proxy Statement summarizes information about the Proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote.

The Proxy Card or Voting Instruction Form is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

We are mailing the Notice of Special Meeting of Stockholders to our stockholders of record as of September 19, 2023 (the “Record Date”) on or about September 28, 2023. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We are providing the Proxy Statement and Proxy Card or Voting Instruction Form to you on the Internet or, upon your request, by mail, in connection with the Special Meeting. As a stockholder, you are invited to attend the Special Meeting, which is being held virtually on the Internet, conducted via live webcast, and are requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the Internet, by telephone or mobile device or by mail.

You are receiving this Proxy Statement as a stockholder of the Company as of the Record Date for purposes of determining the stockholders entitled to receive notice of and vote at the Special Meeting. As further described below, we request that you promptly use the enclosed Proxy Card or Voting Instruction Form to vote, by Internet, by telephone or by mail, in the event you desire to express your support of or opposition to the Proposals.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AS DESCRIBED IN PROPOSAL 1 AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING AS DESCRIBED IN PROPOSAL 2 USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Can I attend the Special Meeting in person?

We will be hosting the Special Meeting via live webcast on the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to the Special Meeting live via the Internet at www.virtualshareholdermeeting.com/POL2023SM. The webcast will start at 11:00 a.m. Eastern Time on Thursday, October 19, 2023. Stockholders may vote and submit questions while connected to the Special Meeting on the Internet.

Your vote is very important. Please submit your Proxy Card or Voting Instruction Form even if you plan to virtually attend the Special Meeting.

Who can vote at the Special Meeting?

Only holders of record of our common stock, par value $0.0001 per share (“Common Stock”) on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, we had 105,469,878 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote for each share held as of the above Record Date.

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the Special Meeting, whether or not you attend virtually. By completing, signing, dating and returning the Proxy Card or Voting Instruction Form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of Common Stock at the Special Meeting as you have instructed. Proxies will be solicited on behalf of the Board by our directors, director nominees, and certain executive officers and other employees of the Company.

Additionally, we have retained Kingsdale Advisors, US (“Kingsdale”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

What am I being asked to vote on?

You are being asked to vote on two (2) Proposals:

•        Proposal 1 — the approval of an amendment of our amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of the Common Stock at an exchange ratio between 1 for 25 and 1 for 75, as determined by the Company’s Board of Directors (the “Reverse Split Proposal”); and

•        Proposal 2 — the approval of an adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the Reverse Split Proposal in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum (the “Adjournment Proposal”).

In addition, you are entitled to vote on any other matters that are properly brought before the Special Meeting.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote by proxy using the Proxy Card or Voting Instruction Form with respect to the Proposals as follows:

•        “FOR” Proposal 1 — the approval of the amendment to our Certificate of Incorporation to effect the Reverse Split; and

•        “FOR” Proposal 2 — the approval of an adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the Reverse Split Proposal in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

We describe each Proposal and the Board’s reason for its recommendation with respect to each Proposal on pages 7 and 14 and elsewhere in this Proxy Statement.

How do I vote?

The Special Meeting will be held entirely online. Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/POL2023SM. To participate in the Special Meeting, you will need the 16-digit control number included on your Notice of Special Meeting of Stockholders, Proxy Card or Voting Instruction Form. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting. However, even if you plan to participate in the Special Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:

•        By Internet:    Go to www.proxyvote.com and follow the instructions (have your Proxy Card available);

•        By Telephone:    Call 1-800-690-6903 and follow the voice prompts (have your Proxy Card available); and

•        By Mail:    If you have received a Proxy Card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares of Common Stock. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can only vote the shares with respect to matters that are considered to be “routine,” and cannot vote the shares with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or non-routine. A broker holding shares for an owner in street name who has not received instructions from its customer regarding how to vote on a particular proposal, may vote on proposals that are routine proposals. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. The approval of the amendment of our Certificate of Incorporation to effect the Reverse Split (Proposal 1) and the approval of the adjournment of the Special Meeting (Proposal 2) are considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 1 or Proposal 2.

How many votes do I have?

On each matter to be voted upon, you have one (1) vote for each share of Common Stock you held of record at the close of business on the Record Date.

How will my shares be voted?

All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. Where a choice has been specified on the Proxy Card or Voting Instruction Form with respect to the Proposals, the shares represented by the Proxy Card or Voting Instruction Form will be voted as you specify. If you return a validly executed Proxy Card or Voting Instruction Form without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted “FOR” the Reverse Split Proposal (Proposal 1) and “FOR” the adjournment of the Special Meeting (Proposal 2).

How many votes are needed to approve the Proposals?

With respect to Proposal 1, the affirmative vote of a majority of the votes cast on Proposal 1 is required for approval. Abstentions and broker non-votes (if any) will have no effect on the approval of Proposal 1. No broker non-votes are expected to exist in connection with Proposal 1 since brokers will be entitled to vote on this “routine” proposal.

With respect to Proposal 2, the affirmative vote of a majority of the shares present in person (including by remote communication) or represented by proxy is required for approval. Abstentions will have the same effect as votes “against” Proposal 2. A “broker non-vote” will have no effect on the outcome of the vote for Proposal 2.

What happens if I do not specify how I want my shares voted?

Stockholders of Record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote at their discretion on routine matters, but cannot vote on non-routine matters.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Special Meeting. A quorum will be present if stockholders holding a majority of the shares of Common Stock entitled to vote are present at the Special Meeting or represented by proxy. On the Record Date, there were 105,469,878 shares of Common Stock outstanding and entitled to vote. Therefore, a quorum will be present if 52,734,940 shares of Common Stock are present in person or represented by executed proxies timely received by us at the Special Meeting. Shares present virtually during the Special Meeting will be considered shares of common stock represented in person at the meeting.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Special Meeting or a majority of the outstanding shares present or represented by proxy at the Special Meeting, may adjourn the Special Meeting to another time or place.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials from the Company, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each Proxy Card or Voting Instruction Form from the Company.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy with a later date over the Internet, by telephone or mobile device or by mail.

•        You may send a written notice that you are revoking your proxy to us at Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary.

•        You may attend the Special Meeting via the Internet and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How can I find out the results of the voting at the Special Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for potential inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than October 21, 2023.

If you wish to present a proposal at the 2023 Annual Meeting of Stockholders, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice at the address noted below. We must receive this required notice by October 21, 2023, but no earlier than September 21, 2023.

Any proposals should be sent to us at Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary.

Who will pay for the solicitation of proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the Proxy Card, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services. We have retained Kingsdale to act as a proxy solicitor in conjunction with the Special Meeting. We have agreed to pay Kingsdale up to $12,500 plus reasonable out-of-pocket expenses for proxy solicitation services. The parties’ engagement letter contains confidentiality, indemnification and other provisions that we believe are customary for this type of engagement.

Whom should I call if I have questions about the Special Meeting?

Kingsdale is assisting us with our effort to solicit proxies. If you have any questions concerning the business to be conducted at the Special Meeting, would like additional copies of this Proxy Statement or need help submitting a proxy for your shares, please contact Kingsdale:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-476-7982
Banks and Brokers Call Collect: 1-646-693-7021
Email: contactus@kingsdaleadvisors.com

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE PROPOSALS USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

PROPOSAL 1 — REVERSE SPLIT PROPOSAL

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1 FOR 25 AND 1 FOR 75, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

Overview

Our Board has adopted, approved and declared advisable an amendment to the Certificate of Incorporation, which would effect a reverse stock split of all issued and outstanding shares of Common Stock at a ratio ranging from 1-for-25 to 1-for-75 (the “Reverse Split”). Our Board has recommended that this proposed amendment be presented to our stockholders for approval. Our stockholders are being asked to approve the proposed amendment pursuant to Proposal 1 to effect the Reverse Split. Accordingly, effecting the Reverse Split would reduce the number of outstanding shares of Common Stock.

The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Annex A.

We are proposing that our Board have the discretion to select the Reverse Split ratio from within a range between and including 1-for-25 to 1-for-75, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a reverse share split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Share Split Ratio to Implement.” If Proposal 1 is approved, the Company, at its discretion, will file the Certificate of Amendment, setting forth the reverse share split ratio determined by the Board, with the Secretary of State of the State of Delaware and the Reverse Split will be effective as of the date and time of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later time and/or date as is set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Split as such stockholder holds immediately prior to the Reverse Split.

Reasons for Effecting the Reverse Split

To avoid delisting from the NYSE American.    On September 13, 2023, the Company received a deficiency letter (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) the Common Stock has been selling at a low price per share for a substantial period of time. Pursuant to Section 1003(f)(v) of the Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of the Common Stock or demonstrating sustained price improvement within a reasonable period of time, which the NYSE American staff determined to be no later than March 13, 2024. The Deficiency Letter further stated that as a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner.

Management and the Board have considered the potential harm to us and our stockholders should the NYSE American delist the Common Stock from the NYSE American. Delisting could adversely affect the liquidity of the Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, Common Stock on an over-the-counter market. Many investors likely would not buy or sell Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The board of directors believes that the Reverse Split is a potentially effective means for us to increase the per share market price of Common Stock and to avoid, or at least mitigate, the likely adverse consequences of the Common Stock being delisted from the NYSE American by producing the immediate effect of increasing the bid price of Common Stock.

As of September 27, 2023, the Common Stock closed at $0.08 per share on the NYSE American. The Reverse Split, if effected, would likely have the immediate effect of increasing the price of the Common Stock as reported on the NYSE American, therefore reducing the risk that the Common Stock could be delisted from the NYSE American.

Our board strongly believes that the Reverse Split is necessary to maintain our listing on the NYSE American. Accordingly, the board has approved resolutions proposing the Reverse Split Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for adoption and approval at the Special Meeting.

To potentially improve the marketability and liquidity of the Common Stock.    Our Board of Directors believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock.

•        Stock Price Requirements:    We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, the Reverse Split could help increase analyst and broker interest in the Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•        Stock Price Volatility:    Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•        Transaction Costs:    Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To improve the perception of the Common Stock as an investment security.    The Board believes that effecting the Reverse Split is one potential means of increasing the share price of the Common Stock to improve the perception of the Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of the Common Stock, but also our market liquidity.

Certain Risks Associated with the Reverse Split

Even if the Reverse Split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of the Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. The Reverse Split will reduce the number of outstanding shares of the Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of shares of Common Stock available for issuance. The issuance of additional shares of Common Stock may have a dilutive effect on the ownership of existing stockholders. The current economic environment in which we operate, the debt we carry, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Criteria to be Used for Determining the Reverse Split Ratio to Implement

In determining which Reverse Split ratio to implement, if any, following receipt of stockholder approval of the Reverse Split Proposal, our Board may consider, among other things, various factors, such as:

•        The historical trading price and trading volume of the Common Stock;

•        The then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Split on the trading market for the Common Stock in the short- and long-term;

•        Our ability to maintain our listing on NYSE American;

•        Which Reverse Split ratio would result in the least administrative cost to us;

•        Prevailing general market and economic conditions; and

•        Whether and when our Board desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of the Reverse Split available to provide the flexibility to use the Common Stock for business and/or financial purposes, as well as to accommodate the shares of Common Stock to be authorized and reserved for future equity awards.

Effects of Reverse Split

After the effective date of the Reverse Split, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Split (other than as a result of the rounding up or payment of cash in lieu of issuing fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Split (assuming there is no impact as a result of the rounding up or payment of cash in lieu of issuing fractional shares). The number of stockholders of record will not be affected by the Reverse Split.

The principal effects of the Reverse Split would be that:

•        Depending on the Reverse Split ratio selected by the Board, each 25 to 75 shares of Common Stock owned by a stockholder will be combined into one new share of Common Stock;

•        By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Split as part of its plan to comply with the Company Guide;

•        By reducing the number of shares outstanding without reducing the number of shares of Common Stock authorized for issuance, the Reverse Split will increase the number of shares of Common Stock available for issuance. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions;

•        No fractional shares of Common Stock will be issued in connection with the Reverse Split; instead, stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Split ratio will, as determined by the Board, either (a) be issued an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Split share of Common Stock or (b) receive cash in lieu of fractional shares.

•        The total number of authorized shares of Common Stock will remain at 200,000,000;

•        The total number of authorized shares of our preferred stock will remain at 20,000,000;

•        Based upon the Reverse Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants;

•        The number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Split ratio selected by the Board.

After the effective date of the Reverse Split, the Common Stock would have a new committee on uniform securities identification procedures number, or CUSIP number, a number used to identify the Common Stock.

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of the Reverse Split will not affect the registration of the Common Stock under the Exchange Act. The Common Stock would continue to be listed on NYSE American under the symbol “POL” immediately following the Reverse Split.

Effective Date

The Reverse Split would become effective as of the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date and time as is set forth in the Certificate of Amendment, which date and time we refer to herein as the Reverse Split Effective Time. At the Reverse Split Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a reduced number of shares of Common Stock in accordance with the Reverse Split ratio determined by our Board within the limits set forth herein and stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Split ratio will, as determined by the Board, either (a) be issued an additional fraction of a share of Common Stock to round up to the next whole share or (b) receive cash in lieu of fractional shares.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the proposed Reverse Split is approved and effected, we intend to treat Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their names. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Split shares. If a stockholder is entitled to post-Reverse Split shares, a statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value of the Common Stock would remain unchanged at $0.0001 per share, if the Reverse Split is effected.

The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.0001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of Common Stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

Even though the Reverse Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Split is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Split.

Material U.S. Federal Income Tax Considerations of the Reverse Split

The following discussion summarizes certain material U.S. federal income tax considerations of the Reverse Split that would be expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Reverse Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the Reverse Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of Common Stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF THE COMPANY’S COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Tax Consequences of the Reverse Split

•        The Reverse Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The remainder of the discussion assumes the Reverse Split will qualify as a recapitalization.

•        No gain or loss will be recognized by us as a result of the Reverse Split.

•        A U.S. Holder who receives solely a reduced number of shares of Common Stock pursuant to the Reverse Split will generally recognize no gain or loss. A U.S. Holder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-Reverse Split shares allocated to the fractional share interest and (ii) the cash received.

•        A U.S. Holder’s basis in the U.S. Holder’s post-Reverse Split shares will be equal to the aggregate tax basis of such U.S. Holder’s pre-Reverse Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received.

•        The holding period of our stock received in the Reverse Split will include the holding period of the pre-Reverse Split shares exchanged.

•        For purposes of the above discussion of the basis and holding periods for shares of the stock received in the Reverse Split, U.S. Holders who acquired different blocks of our stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Split. U.S. Holders who acquired different blocks of our stock at different times for different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

•        Any gain or loss recognized by a U.S. Holder as a result of the Reverse Split will generally be a capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period for the shares of our stock exchanged is more than one year.

•        Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Split is consummated that contains the information listed in applicable Treasury Regulations. U.S. Holders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

•        Any cash payments for fractional shares made to U.S. Holders in connection with the Reverse Split may be subject to backup withholding on a U.S. Holder’s receipt of cash, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding or such U.S. Holder is otherwise exempt from backup withholding. In the event any amount is withheld under the backup withholding rules, the U.S. Holder should consult with its own tax advisors as to whether the U.S. Holder is entitled to any credit, refund or other benefit with respect to such backup withholding and the procedures for obtaining such credit, refund or other benefit.

Reservation of Right to Abandon Reverse Split

The Board of Directors reserves the right to abandon the Reverse Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Split has been approved by our stockholders at the Special Meeting.

Vote Required; Board Recommendation

You may vote in favor of or against this proposal or you may abstain from voting.

Approval of the Reverse Split Proposal will require the affirmative vote of a majority of the votes cast on such proposal. Abstentions and broker non-votes (if any) will have no effect on the approval of the Reverse Split Proposal. The Reverse Split Proposal is a routine matter. If you own shares through a bank, broker or other holder of record, those shares may be voted on the Reverse Split Proposal by such bank, broker or other holder of record and therefore we do not expect any broker non-votes.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-25 AND 1-FOR-75, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

PROPOSAL 2 — ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of further solicitation of proxies. The Company intends that the Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Split Proposal.

We are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Special Meeting and any later adjournments of the Special Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Split Proposal, including the solicitation of proxies from stockholders that have previously voted against the Reverse Split Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on the Reverse Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Split Proposal.

Vote Required; Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter either in person or by proxy at the Special Meeting. Abstentions will have the same effect as votes “against” the Adjournment Proposal. A “broker non-vote” will have no effect on the outcome of the vote for the Adjournment Proposal.

THE BOARD RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Common Stock Ownership

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of outstanding Common Stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
J.E. “Rick” Bunka, Interim Chief Executive Officer	Common Stock	0	*
Robert D. Barry, Interim Chief Financial Officer and Secretary(3)	Common Stock	75,199	*
Jody Rusnak, Chief Merchandising and Brand Innovation Officer	Common Stock	98,684	*
Ellery W. Roberts, Executive Chairman of the Board of Directors(4)	Common Stock	397,597	*
Ellette A. Anderson, Director	Common Stock	25,438	*
Clark R. Crosnoe, Director(5)	Common Stock	647,238	*
Glyn C. Milburn, Director	Common Stock	27,738	*
James M. Schneider, Director	Common Stock	170,723	*
G. Alan Shaw, Director	Common Stock	34,883	*
Alan P. Shor, Director	Common Stock	23,438	*
Edward J. Tobin, Director	Common Stock	984,118	*
Houman Akhavan, Director(6)	Common Stock	209,757	*
All current executive officers and directors (12 persons)	Common Stock	2,694,813	2.6%

5% Stockholders
Cannell Capital LLC(7)	Common Stock	5,262,947	4.99%
Empery Asset Management, LP(8)	Common Stock	5,262,947	4.99%
Altium Growth Fund, LP(9)	Common Stock	5,262,947	4.99%
The Vanguard Group(10)	Common Stock	5,369,942	5.1%

____________

*        Less than 1%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the Common Stock.

(2)      A total of 105,469,878 shares of Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)      Includes 13,000 shares of Common Stock held by Mr. Barry’s spouse and 40,000 shares of Common Stock issuable upon the exercise of warrants.

(4)      Includes 22,200 shares held by Cardinal 33 LLC. Mr. Roberts is the Manager of Cardinal 33 LLC and has voting and investment power over the securities held by it. Mr. Roberts disclaims beneficial ownership of the shares held by Cardinal 33 LLC except to the extent of his pecuniary interest, if any, in such shares.

(5)      Includes 558,438 shares held by CRC Investment Fund LP and 88,800 shares held by NM 2018 Trust. Mr. Crosnoe is the managing member and owns 100% of CRC Investment Fund GP, LLC, the general partner of CRC Investment Fund LP, and of CRC Capital LLC, the manager of CRC Investment Fund LP, and has sole voting and investment power over the shares held by CRC Investment Fund LP. Mr. Crosnoe is the investment adviser to NM 2018 Trust and also has a power of attorney to direct purchases and sales of the shares held by it. Mr. Crosnoe disclaims beneficial ownership of the shares held by CRC Investment Fund LP and NM 2018 Trust except to the extent of his pecuniary interest, if any, in such shares.

(6)      Includes approximately 147,638 shares of Common Stock and approximately 62,119 shares of Common Stock issuable upon the exercise of warrants.

(7)      Includes 4,992,381 shares of Common Stock and 270,566 shares of Common Stock issuable upon the exercise of warrants, but excludes an additional 4,883,888 shares of Common Stock issuable on the exercise of warrants that cannot be exercised due to a beneficial ownership blocker provision pursuant to a securities purchase agreement. The beneficial owner cannot exercise warrants to the extent it would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of Common Stock. Based solely on the information set forth in the Schedule 13G/A filed by Cannell Capital LLC with the SEC on February 14, 2022. J. Carlo Cannell may be deemed to be the beneficial owner of the shares held by Cannell Capital LLC. The address of the business office of each of Cannell Capital LLC and J. Carlo Cannell Is 245 Meriwether Circle, Alta, WY 83414.

(8)      Includes 5,262,947 shares of Common Stock issuable upon the exercise of warrants, but excludes an additional 3,186,308 shares of Common Stock issuable upon the exercise of warrants that cannot be exercised due to a beneficial ownership blocker provision in a securities purchase agreement. The beneficial owner cannot exercise warrants to the extent it would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of Common Stock. Based solely on the information set forth in the Schedule 13G/A filed by Empery Asset Management, LP (“Empery”) with the SEC on January 24, 2022. Empery serves as the investment manager to certain funds holding an aggregate of 8,449,255 shares of Common Stock. Empery AM GP, LLC, the general partner of Empery, has the power to exercise investment discretion. Each of Empery and Ryan M. Lane and Martin D. Hoe, the managing members of Empery AM GP, LLC, may be deemed to be the beneficial owner of all shares of Common Stock held by such funds. Each of the foregoing disclaims any beneficial ownership of any such shares of Common Stock. The address of each of the foregoing beneficial owners is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(9)      Includes 5,262,947 shares of Common Stock issuable upon the exercise of warrants, but excludes an additional 840,877 shares of Common Stock issuable upon the exercise of warrants that cannot be exercised due to a beneficial ownership blocker provision in a securities purchase agreement. The beneficial owner cannot exercise warrants to the extent it would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of Common Stock. Based solely on the information set forth in the Schedule 13G/A filed by Altium Growth Fund, LP (“Altium”), with the SEC on February 14, 2022. Altium is the record and direct beneficial owner of the shares. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own the common shares held by, Altium. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own the common shares held by, Altium. The address of the principal business office of each of the foregoing beneficial owners is 152 West 57th Street, FL 20, New York, NY 10019.

(10)    Based solely on the information set forth in the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

ADDITIONAL INFORMATION

Deadlines for Receipt of Nominations and Stockholder Proposals

A stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an Annual Meeting of Stockholders may do so only in accordance with Section 2.2 of Article II of the Bylaws, which provides that a stockholder may nominate a director candidate by written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. To be considered timely for the 2023 Annual Meeting, a stockholder nomination, and all supporting information, must be submitted no earlier than September 21, 2023 and no later than October 21, 2023.

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the stockholders at, the 2023 Annual Meeting must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than August 23, 2023, 120 days before the anniversary of the date of mailing the Company’s definitive proxy statement for the Annual Meeting of Stockholders held on January 19, 2023 (the “2022 Proxy Statement”), and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2023 Annual Meeting but does not seek inclusion of the proposal in our proxy statement for such meeting, then we must receive the proposal by November 6, 2023, 45 days before the anniversary of the date of mailing the 2022 Proxy Statement, for it to be considered timely received. If notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders may be “householding” our proxy materials. A single Notice or Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written or oral request to: Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary or (800) 299-9470. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder, to the extent permitted by Rule 14a-4(c)(3).

Annual Reports

We have filed our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written or oral request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, as amended, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K, as amended, are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary or (800) 299-9470. Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022 is also available in the Investor Relations section of our website, located at https://investor.polished.com, under the link for “SEC Filings.”

By Order of the Board of Directors,
/s/ Robert D. Barry
Brooklyn, NY	Robert D. Barry
September 28, 2023	Interim Chief Financial Officer and Secretary

Annex A

[PROPOSED]

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF
POLISHED.COM INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Polished.com Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the Corporation is Polished.com Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 10, 2019 under the name 1847 Goedeker Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on July 30, 2020. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State on December 22, 2021, and a Certificate of Correction of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State on July 7, 2022. A second Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State on July 20, 2022 (the Company’s Amended and Restated Certificate of Incorporation, as amended, is referred to herein as the “Current Certificate”).

SECOND: Pursuant to Section 242(b) of the DGCL, the Board of Directors of the Corporation has duly adopted, and the outstanding stock entitled to vote thereon has approved, the amendments to the Current Certificate set forth in this Certificate of Amendment.

THIRD: Article IV of the Current Certificate is hereby amended and restated as follows:

The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred million (200,000,000) shares of common stock, $0.0001 par value per share (the “Common Stock”), and twenty million (20,000,000) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”). All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation or, to the extent permitted by the DGCL, any committee thereof established by resolution of the Board of Directors pursuant to the Bylaws of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

Upon the effectiveness of the certificate of amendment first inserting this paragraph (the “Effective Time”), each [_____] shares of Common Stock outstanding immediately prior to the Effective Time shall be automatically combined into (1) outstanding share of Common Stock of the Corporation, without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares shall be entitled to [the rounding up of the fractional share to the nearest whole number/cash in lieu of the fractional share]. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to any elimination of fractional share interests.

Annex A-1

FOURTH: On [•], 2023, the Board of Directors of the Corporation determined that each [•] shares of the Corporation’s common stock, par value $0.0001 per share, outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s common stock, par value $0.0001 per share. The Corporation publicly announced this ratio on [•], 2023.

FIFTH: This Certificate of Amendment shall become effective at [            ] (local time in Wilmington, Delaware) on [•], 2023.

Annex A-2

IN WITNESS WHEREOF, Polished.com Inc. has caused this Certificate of Amendment to be signed this ____ day of __________, 2023.

POLISHED.COM INC.
By:
Name:
Title:

Annex A-3

POLISHED.COM INC. 1870 BATH AVENUE BROOKLYN, NY 11214 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/POL2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V23866-Z86202 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY POLISHED.COM INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. 1. To approve an amendment of the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at an exchange ratio between 1 for 25 and 1 for 75, as determined by the Company’s Board of Directors. 2. To approve an adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of Proposal 1 in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.proxyvote.com. POLISHED.COM INC. Proxy for Special Meeting of Shareholders on October 19, 2023 Solicited on Behalf of the Board of Directors The undersigned hereby appoint(s) J.E. “Rick” Bunka and Robert D. Barry, or either one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Polished.com Inc. as indicated on the proposals referred to on the reverse side hereof at the special meeting of its shareholders to be held on October 19, 2023, at 11:00 a.m. Eastern Timevirtually at www.virtualshareholdermeeting.com/POL2023SM and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting. This card also constitutes voting instructions to the trustees under the Polished.com Inc. savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Polished.com Inc. held by the trustees under the plans, as described in the proxy statement. (Continued and to be signed on the reverse side) V23867-Z86202